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                                                                    EXHIBIT 3.32



                                     BYLAWS
                                       OF
                                TEXEL CORPORATION



                                    ARTICLE I

                                     Offices


     Section 1. Principal Office. The principal office of the Corporation shall be in the County of Fairfax, in the Commonwealth of Virginia.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                              Stockholder Meetings


     Section 1. Annual Meeting. The annual meeting of the Stockholders for the election of Directors and the transaction of such other business as may properly come before it will be held during the last week in September of each year.

     Section 2. Special Meetings. Special meetings of the Stockholders, other than those regulated by statute, may be called at any time by the Board of Directors, the President or the Stockholders holding, in the aggregate, not less than ten percent (10%) of all outstanding shares entitled to vote at such special meetings. The purpose(s) of the proposed meeting shall be stated in the Notice of Meeting. No business other than that specified in the Notice of Meeting shall be transacted at any such special meeting.

     Section 3. Place of Meeting. The annual and special meetings of Stockholders will be held at the principal office of the Corporation in the Commonwealth of Virginia or at such place within or without the Commonwealth of Virginia as determined by the Board of Directors and set forth in the Notice of Meeting.

     Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary or the officers or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. Notice of a Stockholders'


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meeting to act on an amendment to the Articles of Incorporation or on a reduction of stated capital or a plan of merger, consolidation or exchange shall be given not less than twenty-five (25) nor more than fifty (50) days before the date of the meeting (with such notice being accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or exchange). If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the Stockholder at the Stockholder's address as it appears on the stock transfer books of the Corporation, unless the Stockholder has filed with the Secretary a written request that notice intended for him be mailed to a different address, in which case it shall be mailed to the address designated in such request.

     Section 5. Waiver of Notice of Meeting. Notice of any Stockholders' meeting may be waived by any Stockholder by signing a waiver of such notice, whether signed before or after the time set for the meeting. Notice of such meeting shall not be required as to any Stockholder who shall attend such meeting in person or by proxy, except where the Stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. Quorum. Except as otherwise provided in the Articles of Incorporation, the presence, by person or by proxy, of the holders of a majority of outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of Stockholders. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, a majority of the shares so represented shall have the power to adjourn that meeting to a future date at which a quorum shall be present or represented. At such reconvened meeting, any business may be transacted which might have been transacted at the meeting originally called.

     Section 7. Closing of Transfer Books and Fixing of Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case not more than fifty (50) days prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend or for such other purpose, the date on which notice of meeting is mailed or the date on which the resolution of the


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Board of Directors declaring such dividend or allotment of rights is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 8. Voting Lists. At least ten (10) days prior to each meeting of Stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Stockholders entitled to vote at such meeting, or any adjournment thereof, with the address and the number and class of shares held by each, which list shall be subject to inspection by any Stockholder during normal business hours for at least ten (10) days prior to the meeting. The list also shall be produced at the meeting and shall be subject to inspection by any Stockholder at any time during the meeting. The original stock transfer book shall be prima facie evidence as to who are the Stockholders entitled to examine such list or the transfer books or to vote at any meeting of the Stockholders.

     Section 9. Voting. A Stockholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every Stockholder of record shall be entitled to one
(1) vote for each share of stock standing in his name on the books of the Corporation on the record date fixed as herein provided. Moreover, except to the extent that a greater number is required by law or the Articles of Incorporation, all Stockholder action shall be determined by a vote of the majority of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote thereon.

     Section 10. Proxies. Every proxy must be dated and signed by the Stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months after the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except when an irrevocable proxy is permitted by Statute. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. In the event that a proxy shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) is present, that one (1), shall have all of the powers conferred by the proxy upon all persons so designated, unless the instrument provides otherwise. If the proxy holders present at the meeting are equally divided as to the manner of voting in a particular case, the voting of such shares shall be prorated.

     Section 11. Action by Stockholders Without a Meeting. Whenever by a provision of Statute, the Articles of Incorporation or by these Bylaws the vote of Stockholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the Stockholders may be



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dispensed with if all the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.



                                   ARTICLE III

                                    Directors


     Section 1. Number and Qualifications. The entire Board of Directors shall consist of three (3) members. However, in no event shall these Bylaws be amended to fix the number at less than one (1) Director. No minor shall serve as a Director. Unless the Articles of Incorporation provide otherwise, Directors need not be residents of the Commonwealth or Stockholders of the Corporation.

     Section 2. Manner of Election. The Directors shall be elected at the annual meeting of the Stockholders, except as herein provided for filling vacancies.

     Section 3. Term of Office. The term of office of each Director shall be until the next annual meeting of the Stockholders and until his successor has been duly elected and has been qualified, unless he sooner dies, resigns or is removed.

     Section 4. Duties, Powers and Manner of Acting. The Board of Directors shall have full control and management of the affairs, business and property of the Corporation. The Directors shall in all cases act as a Board, regularly convened, and in the transaction of business the act of a majority of the Directors present at a meeting, except to the extent a greater number is required by law or the Articles of Incorporation, shall be the act or the Board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and for the management of the Corporation which they may deem proper not inconsistent with law or these Bylaws.

     Section 5. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he announces his dissent at the meeting and (b) either his dissent shall be entered in the minutes of the meeting or he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such written dissent, immediately after the meeting is adjourned, to the Secretary of the meeting or the Corporation by registered mail or personally. Such right to dissent shall not apply to a Director who voted in favor of such action.




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     Section 6. Annual Meetings. After each annual meeting of Stockholders, the
Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of Stockholders for the purpose of the election or appointment of officers and the transaction of such other business as may come before the meeting. The place and time of such meeting may be varied by written consent of all the Directors.

     Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined in advance from time to time by the Board of Directors.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the President at any time. He must, upon the written request of a majority of all Directors, call a special meeting to be held not more than ten
(10) days after he has received such request.

     Section 9. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board. Notice of special meetings shall be served upon each Director in person, by telegram or by mail addressed to him at his last known post office address, at least two (2) days prior to the date of such meeting, specifying the place, day and hour of the meeting. If notice is mailed or sent by telegram, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid or when the telegram is properly delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of such notice of such meetings. At any meeting at which all of the Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 10. Waiver of Notice of Meeting. Notice of any Board of Directors' meeting may be waived by any Director by signing a waiver of such notice, whether signed before or after the time set for the meeting. Notice of such meeting shall not be required as to any Director who shall attend such meeting in person or by proxy, except where the Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 11. Place of Meeting. The Board of Directors may hold its meetings either within or without the Commonwealth of Virginia. Unless otherwise provided herein, the person(s) calling such meetings may fix the place of such meetings. If no such designation is made, the place of the meeting shall be the principal office of the Corporation.





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         Section 12. Quorum. At any meeting of the Board of Directors the presence of a majority of the number of Directors as determined from time to time shall be necessary to constitute a quorum for the transaction of business, unless a greater number is required by the Articles of Incorporation. However, should a quorum not be present, a lesser number may adjourn the meeting until some further time, not more than ten (10) days later when it is reasonably possible to obtain a quorum.

     Section 13. Voting. At all meetings of the Board of Directors, each Director shall have one (1) vote irrespective of the number of shares that he may hold.

     Section 14. Compensation. Each Director shall be entitled to receive for attendance at each meeting of the Board or of any duly constituted committee thereof which he attends reimbursement of his expenses, and such fee as is fixed by the Board or a stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

     Section 15. Vacancies. Except as may be provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase, by not more than two (2), in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors (though less than a quorum of the Board of Directors) at a regular or special meeting which shall be called for that purpose within sixty (60) days after the occurrence of the vacancy. The Director thus chosen shall hold office for the unexpired term of his predecessor in office.

     Section 16. Removal of Directors. Any Director may be removed either with or without cause (except as provided by law), at any time, by vote of the Stockholders holding a majority of the issued and outstanding shares entitled to vote at an election of the Director sought to be removed, at any special Stockholders' meeting called for that purpose, or at the annual Stockholders' meeting. Any such removal shall be without prejudice to the contract rights, if any, of the person removed. No Director may be removed, in case cumulative voting is provided in the Articles of Incorporation, if the vote of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of a full Board, would be sufficient to elect him.

     Section 17. Resignation. Any Director may resign his office at any time. Such resignation is to be made in writing, delivered to the President or secretary and to take effect at the time specified in such notice.

     Section 18. Action by Directors Without A Meeting. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these Bylaws at any meeting of


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the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action, is signed, either before or after such action, by all members of the Board of Directors or of such committee, as the case may be, and filed in the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

     Section 19. Meeting by Telephone. Unless otherwise provided by the Articles of Incorporation, Directors or the members of any committee thereof will be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE IV

                                    Officers


     Section 1. Officers and Qualifications. The officers of the Corporation shall consist of a President, Secretary and Treasurer. Such Vice-Presidents and other officers and assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by the Bylaws. Any two (2) or more offices may be held by the same person except the offices of President and Secretary (provided, however, if the Corporation has only one (1) Stockholder, he may hold all offices), but in no case (except if the Corporation has only one (1) Stockholder and one person who holds all offices) shall one (1) person sign a single instrument of any kind in more than one (1) capacity.

     Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient.

     Section 3. Term of Office. All officers shall hold office for one (1) year and until their successors have been duly elected and have qualified, unless they sooner die, resign or are removed.

     Section 4. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors either at annual or regular meetings or at a meeting specially called for that purpose.

     Section 5. Removal of Officers or Agents. Any officer or agent may be removed either with or without cause at any time by vote of the majority of the Board of Directors whenever the Board of Directors in its absolute discretion shall consider that the best interests of the Corporation would be served thereby. Any officer or agent appointed otherwise than by the Board of




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Directors may be removed with or without cause at any time by any officer or person(s) having authority to appoint, except as may otherwise be provided in the Bylaws, whenever such officer in his absolute discretion shall consider that the best interests of the Corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 6. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors. If any salary payment, commission, employee fringe benefit, expense allowance or payment or other expense incurred by the Corporation for the benefit of an officer, Director, agent or employee of the Corporation is disallowed in whole or in part as a deductible expense of the Corporation for federal income tax purposes, the officer, Director, agent or employee shall promptly reimburse the Corporation, upon notice and demand, to the full extent of the disallowance.

     Section 7. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows and shall hereafter be set by resolution of the Board of Directors:

                                    PRESIDENT

     a. The President shall preside at all meetings of the Board of Directors. He shall also preside at all meetings of the Stockholders.

     b. He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Corporation.

     c. He shall cause to be called annual, regular and special meetings of the Stockholders and Directors in accordance with the requirement of the Statutes and of these Bylaws.

     d. He shall appoint, discharge and fix the compensation for all employees and agents of the Corporation, other than the duly elected officers, subject to the approval of the Board of Directors.

     e. He may sign and execute all contracts in the name of the Corporation and all checks, notes, drafts or other orders for the payment of money. This power is to be exercised only upon the direction of the Board of Directors.

     f.   He shall sign with the Secretary all certificates representing shares.

     g. He shall cause all books, reports, statements and certificates to be properly kept and filed as required by law.



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     h.   He shall enforce these Bylaws and perform all the duties incident to his office and which are required by law, and, generally, supervise and control the business and affairs of the Corporation.

                                 VICE-PRESIDENT

     During the absence or incapacity of the President, the Vice President in order of seniority of election shall perform the duties of the President. When so acting, he shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board may prescribe.

                                    SECRETARY

     a. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

     b. He shall attend to the giving of Notice of Special Meetings of the Board of Directors and of all of the meetings of the Stockholders of the Corporation.

     c. He shall be the custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

     d. He shall keep at the principal office of the Corporation a book of records containing the names, alphabetically arranged, of all persons who are Stockholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively and the dates when they respectively became the owners of record thereof. He shall keep such books of record and minutes of the proceedings of the Stockholders open daily during the usual business hours for inspection, within the limits prescribed by law, by any person duly authorized to inspect such record. At the request of the person entitled to inspection thereof, he shall prepare and make available a current list of the officers and Directors of the Corporation and their resident addresses.

     e. He shall sign all certificates representing shares and affix the corporate seal thereto.

     f. He shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.

     g. He may make, sign and endorse in the name of the Corporation all checks, drafts, notes and other orders for the payment of money and pay out and dispose of such under the direction of the President or the Board of Directors.


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     h.   He shall perform all the duties incident to the office of Secretary of the Corporation.

                                    TREASURER

     a. The Treasurer shall have the care and custody of and be responsible for all funds and securities of the Corporation and shall deposit such funds and securities in the name of the Corporation in such bank or safe deposit company as the Board of Directors may designate.

     b. He may make, sign and endorse in the name of the Corporation all checks, drafts, notes and other orders for the payment of money and pay out and dispose of such under the direction of the President or the Board of Directors.

     c. He shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any Director upon application at the office of the Corporation during business hours.

     d. He shall render the report of the condition of the finances of the Corporation at each annual and regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the Stockholders.

     e. He shall further perform all duties incident to the office of Treasurer of the Corporation.

     f. If required by the Board of Directors, he shall give such bond as determined to be appropriate for the faithful performance of his duties.

                                 OTHER OFFICERS

     Other officers shall perform such duties and may have such powers as may be assigned to them by the Board of Directors.


                                    ARTICLE V

                         Executive and Other Committees


     Section 1. Creation of Committees. The Board of Directors may designate an Executive Committee and one (1) or more other committees, each to consist of two
(2) or more of the Directors of the Corporation.

     Section 2. Executive Committee. The Executive Committee, if there shall be one, shall consult with and advise the officers of the Corporation in the management of its business, and shall have,



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and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board. However, such Executive Committee shall not be delegated authority to approve an amendment of the Articles of Incorporation, a plan of merger or consolidation, plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for consideration other than money, of all, or substantially all, of the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of voluntary dissolution proceedings.

     Section 3. Other Committees. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.

     Section 4. Removal or Dissolution. Any committee of the Board of Directors may be dissolved by the Board at any meeting. Any member of such committee may be removed by the Board of Directors whenever, in its absolute discretion, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 5. Vacancies on Committees. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any annual, regular or special meeting.

     Section 6. Meetings of Committees. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee, and special meetings of any such committee may be called by any member thereof upon two (2) days notice to each of the other members of such committee or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 9 of Article III of these Bylaws (pertaining to notice for Directors' meetings).

     Section 7. Absence of Committee Members. The Board of Directors may designate one (1) or more Directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee any member not able to attend.

     Section 8. Quorum of Committees. At all meetings of committees of the Board of Directors, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

     Section 9. Manner of Acting of Committees. The acts of a majority of the members of any committee of the Board of Directors present at any meeting at which there is a quorum shall be the act of such committee.



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     Section 10. Minutes of Committees. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     Section 11. Compensation. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 14 of Article III of these Bylaws (pertaining to compensation of Directors).

     Section 12. Informal Action. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 18 and 19 of Article III of these Bylaws.



                                   ARTICLE VI

                          Indemnification of Directors,
                         Officers, Agents and Employees


     Section 1. General. The Corporation shall have the power to indemnify its Directors, officers, agents and employees in accordance with the applicable provisions of law.



                                   ARTICLE VII

                               Interested Parties


     Section 1. General. No contract or other transaction between the Corporation and any one or more of its Directors or officers or any other corporation, firm, association or entity in which one or more of its Directors or officers are Directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such Director or Directors were present or were counted in determining the presence of a quorum at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such Director's or Directors' votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the votes of such interested Directors; (b) the fact of such relationship or interest is disclosed or known to the Stockholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation in view of all of the facts known to any officer or Director at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the Stockholders. In the case of a contract or transaction which has not been authorized,


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approved or ratified in accordance with (a) or (b) above, the party seeking to uphold the contract or transaction shall have the burden of proving that the contract or transaction complies with the requirement of (c) above.



                                  ARTICLE VIII

                                      Seal


     Section 1. Description. The Seal of the Corporation shall have the name of the Corporation, the word "SEAL" and the year of incorporation, and may be a facsimile, engraved, printed or impression seal. An impression of said Seal appears on the margin hereof.



                                   ARTICLE IX

                                     Shares


     Section 1. Eligible Stockholders. The shares of the Corporation shall be issued to any individual, corporation, partnership, joint venture or trust, but shall not be issued in fractional shares. An individual to be a Stockholder need not be employed by the Corporation nor participate in the performance of the services rendered by the Corporation.

     Section 2. Certificates. The shares of the Corporation shall be represented by certificates created by the Board of Directors and signed by the President or the Vice-President, by the Secretary and/or an Assistant Secretary, or by such other officers authorized by law and by the Board of Directors to do so, and may (but need not) be sealed with the Seal of the Corporation or some facsimile. The certificates shall be numbered consecutively and in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom; in the margin of the book shall be entered the name of the person to whom the shares represented by each such certificate are issued, his address, number, class and series of such shares, and the date of issue. Each certificate shall state the name of the Corporation, that it is organized under the laws of the Commonwealth of Virginia, the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such share or that they are without par value, and any preferences or other rights which the holder may have.

     Section 3. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If a default shall be made in the payment of any installment as required by such resolution, the Board may, among other actions, declare that the shares and all previous


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payments are forfeited for the use of the Corporation, in the manner prescribed by Statute.

     Section 4. Restrictions on Transfer of Shares. Each and every certificate of stock shall bear a legend to the effect the purchaser represents that the securities being purchased by him are being purchased for investment and with no present intention of making any disposition or sale thereof.

     Section 5. Transfer of Shares. Transfer of shares of the Corporation shall be made upon its books by the holder of the shares in person or by the holder's lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Virginia.

     Section 6. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new replacement certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. Such replacement certificates shall be marked "Replacement" on the face thereof. When authorizing such issue of a new replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representatives to produce satisfactory evidence of such loss, theft or destruction and/or give the Corporation a bond and/or an undertaking in such sum, and upon such terms, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.



                                    ARTICLE X

                                    Dividends


     Section 1. Declaration of Dividends. Subject to any restrictions contained in the Articles of Incorporation or the law, the Board of Directors at any annual, regular or special meeting may declare dividends payable out of the unreserved and unrestricted earned surplus or out of the capital surplus of the Corporation, whenever in its exercise or its discretion it may deem such declaration advisable. Such dividends may be paid in cash or property (including shares of stock or other securities of the Corporation).

                                   ARTICLE XI

                               Bills, Notes, etc.


     Section 1. Execution. All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

     No officer or agent of the Corporation, either singularly or jointly with others, shall have the power to make any bill payable, note, draft, warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability on behalf of the Corporation except as herein expressly prescribed and provided.



                                   ARTICLE XII

                                   Fiscal Year


     The fiscal year of the Corporation shall end on the last day of September of each year.



                                  ARTICLE XIII

                                   Amendments


     Section 1. Manner of Amending. These Bylaws may be altered, amended, repealed or added to by the affirmative vote of a majority of the Board of Directors, unless otherwise expressly reserved to the Stockholders in the Articles of Incorporation. In any case, the Bylaws may also be altered, amended, repealed or added to by the affirmative vote of the Stockholders holding a majority of the issued and outstanding shares of stock entitled to vote at a meeting of Stockholders. Any Bylaw adopted by the Board of Directors may be altered, amended, repealed or added to by the Stockholders, but any Bylaw adopted by the Stockholders shall not be altered, amended or repealed by the Board of Directors. Only such changes shall be made which do not conflict with the law or the Articles of Incorporation.